EXHIBIT 4.2


                         REGISTRATION RIGHTS AGREEMENT


            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of __________, 1999 by and among U.S. Concrete, Inc., a Delaware corporation ("USC"), the Holders listed on the signature pages hereof (the "Initial Holders") and any Holder hereafter becoming a party hereto in accordance with the provisions hereof.

                             PRELIMINARY STATEMENT

            Each Initial Holder has received, or will receive on the IPO Closing Date (as hereinafter defined), shares of common stock, par value $.001 per share, of USC pursuant to an agreement with USC, and USC, in order to induce that Initial Holder to enter into that agreement, has agreed to provide registration rights on the terms this Agreement sets forth for the benefit of that Initial Holder.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties to this Agreement agree as follows:

            Section 1. DEFINED TERMS. The following terms this Agreement uses have the meanings this Section 1 assigns to them.

            "Affiliate" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. This definition uses "control" to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of capital stock of that Person, by contract or otherwise).

            "Blue Sky Laws" has the meaning Section 4(f) specifies.

            "Claims" has the meaning Section 10(a) specifies.

                  "Common Stock" means the common stock, par value $.001 per share, of USC.

            "Eligible Offering" has the meaning Section 3(a) specifies.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto and the rules and regulations thereunder.

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            "Exempt Offering" means any offering by USC of shares of Common
      Stock (i) in connection with or pursuant to any benefit, compensation, incentive or savings plan or program in which any of the officers, directors, employees or independent contractors of USC or any of its subsidiaries participate, (ii) as consideration in any business combination or other acquisition transaction, (iii) as the securities into or for which other equity or debt securities are convertible or exchangeable, or as the securities that may be acquired by the exercise of options, warrants or other rights, in each case at a conversion, exchange or exercise price representing a premium over the trading price of the Common Stock at the time of the offering, (iv) made pursuant to Regulation S under the Securities Act (or any similar provision then in force) or (v) made only to existing holders of securities issued by USC.

            "Holder" means at any time any Person then owning Registrable Common and having the rights and obligations of a Holder and which (i) is an Initial Holder, (ii) has been assigned those rights and obligations pursuant to Section 9(a) or (iii) has become a Holder pursuant to Section 9(b).

            "Indemnified Party" has the meaning Section 10(b) specifies.

            "Initial Holder" has the meaning the preamble hereto specifies.

            "IPO" means the first time a registration statement USC has filed under the Securities Act and respecting an underwritten primary offering by USC of shares of Common Stock becomes effective under the Securities Act and USC issues and sells any of those registered shares.

            "IPO Closing Date" means the date on which USC first receives payment for shares of Common Stock it sells in the IPO.

            "Inspector" has the meaning Section 4(e) specifies.

            "Lockup Period" has the meaning Section 7 specifies.

            "Person" means any natural person, sole proprietorship, corporation, partnership, limited liability company, business trust, unincorporated organization or association, estate or trust.

            "Proceeding" has the meaning Section 10(b) specifies.

            "Records" has the meaning Section 4(e) specifies.

            "Red Herring Prospectus" means, as applied to any registration statement USC files under the Securities Act to register unissued shares of Common Stock for its public offering

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      of those shares (other than in an Exempt Offering), the prospectus that registration statement includes which is labeled "subject to completion" and is first used in "roadshow" presentations by USC to potential investors in connection with that offering.

            "Registrable Common" means (i) the Common Stock USC issues to the Initial Holders on or before the IPO Closing Date and (ii) the Common Stock USC designates in writing as Registrable Common and issues to Persons who become Holders pursuant to Section 9(b). For purposes of this Agreement, a share of Registrable Common will cease to be Registrable Common when (i) a registration statement covering that share has been filed and become effective under the Securities Act and its Holder distributes it by means of that effective registration statement, (ii) its Holder distributes it to the public pursuant to Rule 144 or (iii) it may be distributed to the public in the United States without being registered for resale under the Securities Act or subject to the volume limitations of Rule 144.

            "Registration Notice" has the meaning Section 3(b) specifies.

            "Related Party" means, as to any specified Person, any other Person who is an officer, director or agent of the specified Person or who controls the specified Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

            "Requesting Holder" has the meaning Section 3(d) specifies.

            "Request Notice" has the meaning Section 3(c) specifies.

            "Restricted Period" means (i) the period from and including the date hereof through and including the first anniversary of the IPO Closing Date and, as applied to Persons who become Holders at the option of USC pursuant to Section 9(b), (ii) the period USC designates in writing as their "Restricted Period."

            "Rule 144" means Rule 144 (or any similar or successor provision) under the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto and the rules and regulations thereunder.

            "SEC" means the Securities and Exchange Commission and any successor thereto as the agency administering the Securities Act.

            "Selling Holder" has the meaning Section 4(c) specifies.

            "Sellers' Registration Statement" means a registration statement filed by USC under the Securities Act to register shares of Registrable Common for resale by Holders pursuant to the exercise of the registration rights Section 3 provides.

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            Section 2. OTHER DEFINITIONAL PROVISIONS. (a) This Agreement uses the words "herein," "hereof," "hereto" and "hereunder" and words of similar import to refer to this Agreement as a whole and not to any provision of this Agreement.

            (b) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other genders.

            (c) The word "including" (and, with correlative meaning, the word "include") means including with limiting the generality of any description preceding that word, and the verbs "shall" and "will" are used interchangeably and have the same meaning.

            (d) The term "underwriter," as used herein, does not include any Holder.

            Section 3. PIGGYBACK REGISTRATION RIGHTS. (a) If USC proposes to register any shares of Common Stock for its own account under the Securities Act at any time or times after the Restricted Period for a public offering, other than an Exempt Offering, in the United States of those shares for cash (each such public offering, other than an Exempt Offering, being an "Eligible Offering"), then, at each of those times, each then Holder will, subject to the terms and conditions hereof, be entitled to have such number of shares of that Holder's Registrable Common as that Holder may request in accordance with
Section 3(c) registered under the Securities Act for disposition by means of the registration statement relating to that Eligible Offering.

            (b) In the case of each Eligible Offering, USC will deliver to each then Holder a written notice of that offering (a "Registration Notice") at least 15 days prior to its filing with the SEC of the registration statement, or the amendment thereto, which includes the Red Herring Prospectus for that offering. USC will briefly describe in each Registration Notice the Eligible Offering to which that notice relates and inform the addressee that it has 10 days within which to request to include shares of its Registrable Common in the registration statement for that offering.

            (c) Any Holder desiring to participate in any Eligible Offering must deliver to USC within 10 days after the Holder receives the Registration Notice for that offering a written notice to that effect (a "Request Notice") which specifies the number of shares of the Holder's Registrable Common the Holder desires to have registered under the Securities Act for inclusion in that offering. Any Holder that does not deliver a Request Notice for an Eligible Offering within that 10-day period will be deemed to have waived its right to participate in that offering unless USC agrees otherwise in writing.

            (d) Any holder that delivers a Request Notice relating to an Eligible Offering on a timely basis, or as otherwise agreed by USC, pursuant to
Section 3(c) (each such Holder being a "Requesting Holder") will be entitled to offer and sell shares of its Registrable Common in that offering on the terms and conditions on which USC offers and sells shares of Common Stock in that offering if the Requesting Holder complies with the applicable provisions of Sections 5, 6 and 11; provided, however, that: (i) USC may reserve to itself the right to be the exclusive grantor of any

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underwriter's overallotment option; and (ii) the shares of Registrable Common any Requesting Holder will be entitled to offer and sell will be subject to reduction as Section 3(e) provides.

            (e) USC will have the right to determine the aggregate size of each Eligible Offering and to limit the number of shares of Registrable Common to be included in that offering without reducing the number of shares of Common Stock to be offered by USC in that offering, as follows: (i) if the lead managing underwriter selected by USC for an Eligible Offering (or, if that offering will not be underwritten, a financial advisor to USC) determines that marketing factors render necessary or advisable a limitation on the number of shares of Registrable Common to be included in that offering, USC will be required to include in that offering only such number of shares of Registrable Common, if any, as that lead managing underwriter (or financial advisor, as the case may be) believes (as evidenced by its written advice to USC) will not jeopardize the success of the primary offering by USC; and (ii) if USC limits the number of shares of Registrable Common that Requesting Holders may have included in any Eligible Offering pursuant to clause (i), but does not exclude all shares of Registrable Common from that offering, the maximum number of shares of Registrable Common to be included in that offering on behalf of each of those Requesting Holders will be the product of (A) the number of shares of Registrable Common that Requesting Holder has specified in its Request Notice relating to that offering multiplied by (B) the fraction the numerator of which is the number of shares of Registrable Common that Requesting Holder has specified in its Request Notice relating to that offering and the denominator of which is the aggregate number of shares of Registrable Common all those Requesting Holders have specified in their Request Notices relating to that offering. If USC reasonably determines, on the basis of advice of its tax counsel or independent accountants, that the inclusion of a Requesting Holder's shares of Registrable Common in any Eligible Offering likely would jeopardize the nonrecognition status under the Internal Revenue Code of 1986, as amended, of any acquisition transaction effected by USC, USC will be entitled to limit the number of shares that Requesting Holder may have included in that offering to such number, if any, as USC determines will not jeopardize that status.

            (f) In connection with each Eligible Offering, USC, in its sole discretion, will determine whether to proceed with or terminate that offering and to select any underwriter or underwriters to administer that offering.

            Section 4. REGISTRATION PROCEDURES. Whenever USC must include shares of Registrable Common in a registration statement relating to an Eligible Offering pursuant to Section 3, it will, subject to the applicable terms and conditions hereof:

            (a) cause those shares to be registered under the Securities Act by means of a Seller's Registration Statement, in either the original filing thereof or in a pre-effective amendment to a previously filed registration statement;

            (b) prior to the first to occur of (i) the sale by the Holders thereof, by means of the Sellers' Registration Statement after it becomes effective under the Securities Act, of all the shares of Registrable Common covered by the Sellers' Registration Statement when it

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      becomes effective under the Securities Act and the elapse of the period in which a dealer is required by the Securities Act to deliver a prospectus in connection with its offer and sale of any of those shares and (ii) the withdrawal by USC of the Sellers' Registration Statement pursuant to Securities Act Rule 477, prepare and file with the SEC under the Securities Act such amendments (including post-effective amendments) to the Sellers' Registration Statement and supplements to the related prospectus as are necessary (A) to reflect the plan of distribution contemplated by the Sellers' Registration Statement and (B) so that (1) neither the Sellers' Registration Statement nor that prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) both the Sellers' Registration Statement and that prospectus comply in all material respects with all other applicable legal requirements;

            (c) provide to each Holder named as a selling stockholder in the Sellers' Registration Statement in accordance with such Holder's exercise of the registration rights Section 3 provides (each a "Selling Holder") such number of prospectuses (including preliminary prospectuses) and other documents incident to the offering and sale of that Selling Holder's Registrable Common by means of the Sellers' Registration Statement as that Selling Holder from time to time reasonably may request;

            (d) prior to the time the Seller's Registration Statement or any post-effective amendment thereto becomes effective under the Securities Act, provide an opportunity to review and comment with respect to that document to one counsel selected by Selling Holders holding a majority of the shares of Registrable Common covered by that document and reasonably satisfactory to USC;

            (e) provide to each Selling Holder, any managing underwriter participating in the distribution of the shares of Registrable Common covered by the Sellers' Registration Statement and any accountant, lawyer or other professional retained by that Selling Holder or managing underwriter (each an "Inspector") reasonable access to appropriate officers and employees of USC to ask questions and obtain information reasonably requested by that Inspector in connection with that Sellers' Registration Statement; provided, however, that in connection with any such access or request, each Selling Holder will and will cause each of its representative Inspectors to, and USC may require each other Inspector to, (i) cooperate to the extent reasonably practicable to minimize any disruption in the operation by USC of its business, (ii) keep confidential all records, documents and information USC advises are confidential or of a proprietary nature (collectively, the "Records") and (iii) not use the information it obtains from the Records as a basis for any market transactions in the securities of USC unless and until that information is in the public domain or otherwise becomes publicly available;

            (f) use its good-faith efforts to register and qualify the Registrable Common covered by the Sellers' Registration Statement under the applicable securities or "blue sky"

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      laws (collectively, "Blue Sky Laws") of such jurisdictions as any Selling
      Holder reasonably may request; provided that it will not be required to
      (i) qualify generally to do business in any jurisdiction where it otherwise would not be required to qualify but for this paragraph (f),
      (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

            (g) notify each Selling Holder promptly (i) when it is informed that the Sellers' Registration Statement or any post-effective amendment thereto becomes effective under the Securities Act, (ii) of any request by the SEC for an amendment to the Sellers' Registration Statement or a supplement to any related prospectus, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Sellers' Registration Statement or any order preventing or suspending the use of any related prospectus or the initiation or threat by the SEC of any proceeding for any of those purposes, (iv) of the suspension of the qualification of any shares of Registrable Common covered by the Sellers' Registration Statement for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of any determination by it that any event has occurred or fact exists which makes untrue any statement of a material fact included in the Sellers' Registration Statement or any related then current prospectus or which requires the making of a change in the Sellers' Registration Statement or that prospectus in order that the same will not contain any untrue statement of a material fact or omit to state a material fact required to be contained therein or necessary to make the statements therein not misleading;

            (h) if any order is issued which (i) suspends the effectiveness of the Sellers' Registration Statement, (ii) suspends or prevents the use of any related then current prospectus or (iii) suspends the qualification of any shares of Registrable Common covered by the Sellers' Registration Statement for sale in any jurisdiction, use commercially reasonable efforts to obtain the withdrawal of that order;

            (i) if the Eligible Offering to which the Sellers' Registration Statement relates is being underwritten by underwriters, (i) enter into agreements customary at the time (including an underwriting or purchase agreement in then-customary form) as those underwriters reasonably may request in order to facilitate the disposition of the shares of Registrable Common in that offering, (ii) use reasonable diligence to obtain an opinion of legal counsel (who may be its general counsel) covering such matters as are then customarily covered by opinions addressed to those underwriters by an issuer's counsel and (iii) use reasonable diligence to obtain a "comfort" letter or letters from its independent public accountants in their customary form and covering such matters of the type then customarily covered by "comfort" letters as those underwriters reasonably may request; and

            (j) otherwise use its good-faith efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement that (i) covers a period of at least 12 months beginning

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      within three months after the effective date of the Sellers' Registration
      Statement and (ii) satisfies the provisions of Section 11(a) of the Securities Act.

            Section 5. UNDERWRITING ARRANGEMENTS. No Holder will be permitted to participate in any registration hereunder of securities being underwritten and offered for resale by underwriters unless the Holder (i) agrees to sell the Holder's Registrable Common on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve those arrangements, (ii) enters into a written agreement with the managing underwriter or the representative of the underwriters in such form and containing such provisions as are then customary in the securities business for such an arrangement between those underwriters and issuers of USC's size and investment stature and (iii) completes and executes all questionnaires, powers of attorney, indemnities and other documents, and obtains such spousal or other consents, as are reasonably required under the terms of those arrangements and this Agreement. If a Selling Holder disapproves of the proposed terms of any such underwriting, it may elect to withdraw therefrom by written notice to USC and the managing underwriter, delivered not less than 10 days before the Sellers' Registration Statement is first declared effective under the Securities Act.

            Section 6. RULE 144 REPORTING. USC will:

            (i) make and keep public information available (as those terms are understood and defined in Rule 144) at all times from and after 90 days following the IPO Closing Date;

            (ii) use its good-faith efforts to file with the SEC in a timely manner all reports and other documents Section 13 or 15(d) of the Exchange Act, as applicable, requires it to file with the SEC; and

            (iii) so long as a Holder owns shares of Registrable Common, deliver to the Holder, on the Holder's request, a written statement as to whether it is in compliance with the requirements referred to in clause (ii) above (if it is then subject to those requirements).

            Section 7. MARKET STANDOFF. Each Holder agrees, to the extent permitted by applicable law, that, for so long as the Holder holds shares of Registrable Common, the Holder will not, except as Section 3 permits, sell, transfer or otherwise dispose of in a public transaction (including through put or short-sale arrangements) shares of Common Stock in the period (i) beginning 10 days prior to the effectiveness under the Securities Act of any registration statement covering shares of Common Stock being publicly offered in an Eligible Offering or in an Exempt Offering of the type specified in clause (iii) of the definition of Exempt Offering and (ii) ending 90 days following the date of that effectiveness (each such period being a "Lockup Period"). USC will provide each Holder written notice of any Lockup Period.

            Section 8. REGISTRATION EXPENSES. (a) Except as Section 8(b) provides, USC will pay or otherwise bear all the expense attributable to the registration of Registrable Common under the Securities Act for sale pursuant to
Section 3, including all the following: (i) registration and

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filing fees payable under the Securities Act or Blue Sky Laws; (ii) fees and expenses incurred in complying with Blue Sky Laws, including the reasonable fees and disbursements of counsel incurred in that connection; (iii) printing expenses; (iv) messenger and delivery expenses; (v) USC's internal expenses, including the salaries and expenses of its employees; (vi) fees and expenses attributable to the listing of the Registrable Common on each securities exchange (including, for this purpose, the Nasdaq National Market) on which the Common Stock is then listed or included at USC's initiation; (vii) registrar and transfer agents' fees; (viii) fees and disbursements of USC's counsel and independent certified public accountants; (ix) securities act liability insurance premiums (if USC elects to obtain that insurance); and (x) fees and expenses of any special experts or other Persons USC retains in connection with its compliance with this Agreement.

            (b) Each Selling Holder will pay or otherwise bear all underwriting commissions and discounts and transfer taxes attributable to that Selling Holder's sale or other disposition of shares of Registrable Common, and each Holder will pay or otherwise bear (i) the fees and expenses of that Holder's counsel and any other special experts or Persons that Holder retains in connection with any Seller's Registration Statement or the sale or other disposition of that Holder's Registrable Common and (ii) that Holder's internal expenses, including the salaries and expenses of that Holder's employees.

            Section 9. TRANSFERS AND ADDITIONAL GRANTS OF REGISTRATION RIGHTS.
(a) A Holder may not transfer the registration rights this Agreement affords the Holder to any other Person except as follows: (i) a Holder who is a natural person may transfer those rights to a member of his immediate family or a trust for the benefit of one or more members of his immediate family; (ii) a Holder that is a corporation or other entity may transfer those rights to an Affiliate of the Holder which also is a corporation or other entity; and (iii) a Holder may transfer those rights to any other Holder; provided, that any such transfer will be permitted only if the transferee executes an addendum to this Agreement, in a form satisfactory to USC, in which that transferee agrees to comply with and otherwise be bound by all the terms and conditions hereof.

            (b) USC may, without the consent of any Holder, extend the registration rights this Agreement provides to additional Persons who become holders of Common Stock after the date hereof, in each case by entering into one more addenda to this Agreement with those Persons pursuant to which, for all purposes hereof, those Persons will become Holders and any shares of Common Stock to which those addenda refer will become Registrable Common. Nothing herein will limit or otherwise restrict the ability or right of USC to grant to any Person any registration or similar rights in the future respecting shares of Common Stock or any other securities USC may issue, whether pursuant to the provisions of this Section 9 or otherwise.

            Section 10. INDEMNIFICATION; CONTRIBUTION. (A) INDEMNIFICATION BY USC USC will, to the extent applicable law permits, indemnify each Selling Holder who sells shares of Registrable Common by means of a Sellers' Registration Statement and each of that Selling Holder's Related Parties against, and hold each of those Persons harmless from and in respect of, any and all claims, damages, losses, liabilities and expenses (including reasonable legal expenses) whatsoever

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(collectively, "Claims") that arise from or are based on any untrue statement or alleged untrue statement of a material fact contained in that Sellers' Registration Statement or any prospectus (including any preliminary prospectus) forming a part thereof, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, except insofar as those Claims arise out of or are based on any such untrue statement or omission or allegation thereof based on information furnished in writing to USC by or on behalf of that Selling Holder expressly for use therein. In connection with any underwritten offering of shares of Registrable Common, USC will indemnify and hold harmless each participating underwriter and each of that underwriter's Related Parties on either (i) substantially the same basis on which it will indemnify each Selling Holder and that Selling Holder's Related Parties pursuant to this Section 10(a) or (ii) such other basis as underwriters customarily obtain from issuers at the time of that offering. Notwithstanding the foregoing, USC's obligations to indemnify and hold harmless pursuant to this Section 10(a) with respect to any Claim (or action or proceeding in respect thereof) that arises from or is based on any untrue or alleged untrue statement contained in, or any omission or alleged omission from, any preliminary prospectus will not inure to the benefit of any Selling Holder or underwriter or its Related Parties if it is determined that (i) a copy of the prospectus used to confirm the sale of shares of Registrable Common to the Person asserting that claim was not sent or given to that Person at or prior to the written confirmation of that sale,
(ii) the untrue statement or alleged untrue statement or the omission or alleged omission was corrected by that prospectus and (iii) it was the responsibility of that Selling Holder or that underwriter (or any dealer acquiring those shares directly or indirectly from that underwriter) to send or give that prospectus to that Person.

            (b) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Each Person claiming indemnification from USC pursuant to this Section 10 (an "Indemnified Party") will, promptly after that Indemnified Party becomes aware of any assertion or commencement of any action or proceeding against that Indemnified Party in respect of which indemnity may be sought from USC (a "Proceeding"), promptly notify USC in writing of the Proceeding; provided, that an Indemnified Party's failure to so notify USC will not relieve USC from any liability it may have to that Indemnified Party otherwise than pursuant to the provisions of this Section
10. If any Proceeding is brought against any Indemnified Party and that Indemnified Party duly notifies USC thereof: (i) USC will have the right, at its expense, to assume the defense thereof, including the employment of counsel; and
(ii) the Indemnified Party will have the right to employ separate counsel in the Proceeding and participate in the defense thereof, but the Indemnified Party will pay the fees and expenses of that separate counsel unless (A) USC has agreed in writing to pay those fees and expenses or (B) the named parties to the Proceeding (including any impleaded parties) include both the Indemnified Party and USC, and counsel advises the Indemnified Party in writing that one or more legal defenses may be available to the Indemnified Party which is or are different from or additional to those available to USC (in which case, if the Indemnified Party notifies USC in writing that the Indemnified Party elects to employ separate counsel at the expense of USC, USC will not have the right to assume the defense of the Proceeding on behalf of the Indemnified Party; it being understood, however, that USC will not, in connection with any one Proceeding or separate but

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substantially similar or related Proceedings in the same jurisdiction and arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (together with appropriate local counsel) at any time for all Indemnified Parties). USC will not be liable for any settlement of any Proceeding which any Indemnified Party effects without USC's written consent.

            (c) INDEMNIFICATION BY SELLING HOLDERS. Each Selling Holder will, to the extent applicable law permits, indemnify USC and each of its Related Parties against, and hold each of those Persons harmless from and in respect of, Claims to the same extent as the indemnity from USC to that Selling Holder in Section 10(a), but only with respect to information that is furnished by or on behalf of that Selling Holder expressly for use in a Sellers' Registration Statement or any prospectus (including any preliminary prospectus) forming a part thereof, or any amendment thereof or supplement thereto. If any action or proceeding is brought against USC or any of its Related Parties in respect of which any of those Persons may seek indemnity from a Selling Holder pursuant to this Section 10(c), that Selling Holder will have the rights and duties given to USC, and each of those Persons will have the rights and duties given to that Selling Holder and that Selling Holder's Related Parties, by Section 10(b). Each Selling Holder also will, to the extent applicable law permits, indemnify and hold harmless the underwriters of the shares of Registrable Common offered by that Selling Holder on substantially the same basis on which USC will indemnify and hold harmless those Persons pursuant to Section 10(a).

            (d) CONTRIBUTION. If the indemnification this Section 10 provides for is unavailable to any party intended to be indemnified pursuant to this
Section 10 in respect of any Claims referred to herein, the parties who would have indemnified that party in the contemplation of this Section 10 will, in lieu of providing that indemnification, contribute to the amount paid or payable by that party as a result of those Claims, as follows:

            (i) as between USC and the Selling Holders, on the one hand, and the underwriters of shares of Registrable Common, on the other hand, (A) in such proportion as is appropriate to reflect the relative benefits received by USC and the Selling Holders and by those underwriters from the offering of those shares or, if that allocation is not permitted by applicable law, (B) in such proportion as is appropriate to reflect not only those relative benefits, but also the relative faults of USC and the Selling Holders and of those underwriters in connection with the statements or omissions that resulted in those Claims, as well as any other relevant equitable considerations; and

            (ii) as between USC, on the one hand, and each Selling Holder, on the other hand, in such proportion as is appropriate to reflect the relative faults of USC and of that Selling Holder in connection with those statements or omissions, as well as any other relevant equitable considerations.

The relative benefits received by USC and the Selling Holders, on the one hand, and the underwriters participating in the underwritten offering of shares of Registrable Common, on the other hand, will be deemed to be in the same proportion as the total proceeds from that offering (including shares of Common Stock, if any, being offered by USC), net of underwriting discounts and commissions, but before deducting expenses, bear to the total amount of underwriting discounts and commissions received by those underwriters in that offering, while (i) relative faults of USC and the Selling Holders and of those underwriters will be determined by reference to, among other facts, whether the statements or omissions that resulted in the Claims in respect of which contribution is being made are or relate to information supplied by USC and the Selling Holders or by those underwriters and (ii) the relative faults of USC and of the Selling Holders will be determined by reference to, among other facts, (A) whether those statements or omissions are or relate to information supplied by USC or by the Selling Holders and (B) those Persons' relative intent, knowledge, access to information and opportunity to correct those statements or omissions or prevent them from being made. USC and the Selling Holders agree it would not be just or equitable if contribution pursuant to this Section 10(d) were to be determined by pro rata allocation (even if the underwriters, if any, were to be treated as one entity for this purpose) or by any other allocation method that does not take into account the equitable considerations referred to in this Section 10(d).

            (e) LIMITATIONS ON CONTRIBUTION. No underwriter will be required to contribute to USC or the Selling Holders, pursuant to Section 10(d) or otherwise, any amount in excess of the amount by which (i) the total price at which the shares of Registrable Common underwritten by it and distributed to the public were offered to the public exceeds (ii) the amount of any damages it otherwise has been required to pay by reason of the statements or omissions that resulted in the Claims in respect of which contribution is being made, and no Selling Holder will be required to contribute to USC or any underwriter, pursuant to Section 10(d) or otherwise, any amount in excess of the amount by which (i) the total price at which that Selling Holder's shares of Registrable Common were offered to the public exceeds (ii) the amount of any damages that Selling Holder otherwise has been required to pay by reason of those statements or omissions. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 10, the indemnifying parties will indemnify each indemnified party to the full extent Sections 10(a) and (c) provide without regard to the relative fault of any Person or any other equitable consideration referred to in Section 10(d).

            Section 11. MISCELLANEOUS. (a) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless USC has obtained the written consent of Holders of at least 51% of the shares of Registrable Common then outstanding.

            (b) NOTICES. All notices and other communications provided for or permitted hereunder must be in writing and will be deemed delivered and received
(i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom the notice or communication is sent, or (ii) if delivered by mail (whether actually received or not), at the close of business on the third Houston, Texas business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties at the address of that party set forth or referred to below (or at such other address as that party may designate by written notice to each other party in accordance herewith):

            (A) if to a Holder, at the most current address given by that Holder to USC in a writing making specific reference to this Agreement, with a copy (which will not constitute notice for purposes of this Agreement) to such legal counsel, if any, as that Holder may designate in that writing; and

            (B) if to USC, at the following address:

                        U.S. Concrete, Inc.
                        1360 Post Oak Boulevard, Suite ____
                        Houston, Texas 77065
                        Attn:  Chief Financial Officer
                        Telecopy:  (713) ________

      with copies to:   Baker & Botts, L.L.P.
                        One Shell Plaza
                        Houston, Texas 77002-4995
                        Attn:  Ted W. Paris, Esq.
                        Telecopy:  (713) 229-1522

            (c) SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding on the heirs, executors, administrators, successors and assigns of each of the parties hereto.

            (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.

            (e) HEADINGS AND REFERENCES. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof. References herein to "Sections" are to Sections of this Agreement unless otherwise indicated.

            (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE.

            (g) SEVERABILITY. If any one or more of the provisions herein, or the application thereof in any circumstances, is invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of that provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended by each party hereto that all the rights and privileges of all parties hereto will be enforceable to the fullest extent permitted by law.

            (h) ENTIRE AGREEMENT; TERMINATION. The parties hereto intend that this Agreement will be considered for all purposes as the final expression, and a complete and exclusive statement, of their mutual agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties to this Agreement with respect to that subject matter.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    U.S. CONCRETE, INC.


                                    By: _____________________________________
                                        Eugene P. Martineau
                                        President and Chief Executive Officer

                                    HOLDERS:

                                    MAIN STREET MERCHANT PARTNERS II, L.P.


                                    By: _____________________________________
                                        Name: _______________________________
                                        Title: ______________________________

                                    AMERICAN READY MIX, L.L.C.


                                    By:______________________________________
                                        Name: _______________________________
                                        Title: ______________________________


                                    _________________________________________
                                    Eugene P. Marineau


                                    _________________________________________
                                    Michael W. Harlan


                                    _________________________________________
                                    William T. Albanese


                                    _________________________________________
                                    Daniel C. Albanese

                                    _________________________________________
                                    Lauren M. Albanese


                                    _________________________________________
                                    Thomas J. Albanese


                                    _________________________________________
                                    Nicole M. Albanese


                                    _________________________________________
                                    Jennifer A. Albanese


                                    _________________________________________
                                    Michelle L. Albanese


                                    _________________________________________
                                    Monte E. Newman, trustee of the Monte E.
                                      Newman Revocable Trust


                                    _________________________________________
                                    Murry S. Simpson, trustee of the CSS 1998
                                    GRAT


                                    _________________________________________
                                    James E. McNair, independent trustee of the
                                     CSS 1998 GRAT


                                    _________________________________________
                                    Cora S. Simpson, trustee of the MSS 1998
                                     GRAT



                                    _________________________________________
                                    James E. McNair, independent trustee of the
                                     MSS 1998 GRAT

                                    _________________________________________
                                    Edmund G. Simpson


                                    _________________________________________
                                    Virginia A. Simpson


                                    _________________________________________
                                    Robert Evans


                                    _________________________________________
                                    Neal J. Vannucci


                                    _________________________________________
                                    Gloria Satterfield


                                    _________________________________________
                                    Nino Campagna


                                    _________________________________________
                                    William Monlux


                                    _________________________________________
                                    Michael D. Mitschele